Exhibit 99.1

COMPUMED INTRODUCES NEW FEATURES FOR OSTEOGRAM BONE DENSITY SCREENING SOFTWARE TO IMPROVE SPEED AND WORKFLOW

OsteoGram On Display at RSNA Annual Meeting with OEM Partners

CareStream Health, Fuji, Swissray, AMS and IDC

Los Angeles and Chicago (RSNA Annual Meeting) – November 26, 2007 -- CompuMed, Inc. (CMPD.OB) – a medical informatics company serving the healthcare community with diagnostic software solutions - today unveiled new features for its OsteoGram imaging system at the 93rd Annual Meeting of the Radiological Society of North America (RSNA) in Chicago.

The software-based OsteoGram system employs a patented imaging process to measure bone density from a standard hand X-ray. It is compatible with DICOM standards, and has been shown in numerous clinical studies to provide effective and accurate bone density measurement for screening osteoporosis and assessing hip fracture risk. It has also been shown to provide significant cost advantages over other available screening technologies.

The new software enhancement enables the OsteoGram to perform bone density analysis with a single X-ray exposure, as opposed to the two-image process required in prior versions. This effectively doubles the throughput of the software by reducing significantly the time it takes to perform a screening. Additionally, CompuMed announced new auto-detection capabilities that automatically find the target region in large X-ray images. This simplifies operator workflow while improving system automation.

The OsteoGram system is on display at the RSNA Annual Meeting through multiple CompuMed OEMs that have integrated the system with their own applications.  Vendors include AMS (South Building – Hall A:2503); CareStream Health (South Building – Hall A : 2513,1514,2515,2516); Fuji (South Building – Hall A : 1129) ; IDC (South Building – Hall A : 4729); and Swissray (North Building – Hall B : 7162).

“The new enhancements bring us closer to our vision of an automated screening test that can be administered during routine patient care to identify the more than 80 percent of at-risk patients who go undiagnosed for bone disease,” said CompuMed CEO Maurizio Vecchione. “With these enhancements, our software can now support the tight workflow requirements of high volume imaging centers.”

About CompuMed

CompuMed, Inc. (OTCBB: CMPD) develops and markets products and services that combine advanced imaging with medical informatics.  Its focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases.  The Company has specialized expertise and intellectual property in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care while reducing costs.  CompuMed's core products, the OsteoGram® and CardioGram™, are cleared by the FDA and reimbursable by Medicare. The OsteoGram is a noninvasive diagnostic system that has been proven by many clinical studies to provide effective and accurate bone density measurement for screening osteoporosis and assessing hip fracture risk. The OsteoGram has significant cost advantages over other technologies in the marketplace. The CardioGram system is one of the first telecommunication networks designed to remotely interpret electrocardiograms, and is used by private practice, as well as government and corporate healthcare providers nationwide.  The CardioGram delivers online electrocardiogram interpretations within minutes of receipt, and has the additional capability of automatically providing an over-read (i.e., follow-up review) by a cardiologist.  CompuMed is headquartered in Los Angeles and distributes its products worldwide both directly and through OEM partners.  Visit CompuMed online at www.compumed.net.

Statements contained in this press release that are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth, results of contracts and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These statements are subject to uncertainties and risks including, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB. All such forward-looking statements are expressly qualified by these cautionary statements. The Company  expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.

Contact:  Susan Tellem

Tellem Worldwide, Inc.

310-479-6111 x1

stellem@tellem.com